JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to common stock of Tamboril Cigar Company. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of the 17th day of July 1998.

                                     Infinity Emerging Opportunities Limited


                                     By: /s/ Stuart J. Chasanoff
                                        ---------------------------------
                                     Name:     Stuart J. Chasanoff
                                     Title:    Attorney-in-fact


                                     Glacier Capital Limited


                                     By: /s/ Stuart J. Chasanoff
                                        ---------------------------------
                                     Name:     Stuart J. Chasanoff
                                     Title:    Attorney-in-fact


                                     Summit Capital Limited


                                     By: /s/ Stuart J. Chasanoff
                                        ---------------------------------
                                     Name:     Stuart J. Chasanoff
                                     Title:    Attorney-in-fact